SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              October 24, 2002
                                                            --------------------



                                  E-LOAN, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



       Delaware                       001-25621                  77-0460084
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)



   5875 ARNOLD ROAD, SUITE 100, DUBLIN, CALIFORNIA                  94568
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     (Address of Principal Executive Offices)                     (Zip Code)



                                 (925) 241-2400
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

Third Quarter 2002 Financial Results
------------------------------------

On October 24, 2002, the Company issued a press release announcing its third quarter 2002 financial results.


Termination of Schwab Marketing Agreement
-----------------------------------------

In its press release the Company also announced that effective November 2002 it will terminate its Marketing Agreement with Charles Schwab & Co., Inc. The agreement is terminable by either party upon 30 days notice. With the termination of the Marketing Agreement, Schwab will no longer be represented on the Company's Board of Directors. Accordingly, Daniel O. Leemon, director of the Company and Executive Vice President and Chief Strategy Officer of The Charles Schwab Corporation, resigned as a director of the Company. Copies of the Marketing Agreement and all amendments have been filed with the Company's prior periodic reports.

A copy of the press release referenced above is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.


ITEM 7.  EXHIBITS

Exhibit 99.1 Press Release dated October 24, 2002, entitled "E-LOAN, Inc. Reports Record Revenues and Profit in Third Quarter 2002."



                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                          E-LOAN, INC.


Date:  October 24, 2002                   By:  /s/  Matthew Robers
                                            ------------------------------------
                                             Matthew Roberts
                                             Chief Financial Officer

                                  EXHIBIT INDEX


    Exhibit No.     Description
    -----------     -----------

      99.1          Press Release dated October 24, 2002, entitled "E-LOAN, Inc.
                    Reports Record Revenues and Profit in Third Quarter 2002."